Exhibit 5.1

November 23, 2011 Lowe’s Companies, Inc. 1000 Lowe’s Boulevard Mooresville, North Carolina 28117

Ladies and Gentlemen:

We have acted as counsel to Lowe’s Companies, Inc., a North Carolina corporation (the “Company”), in connection with the Company’s offer and sale of $500,000,000 aggregate principal amount of 3.800% Notes due November 15, 2021 (the “2021 Notes”) and $500,000,000 aggregate principal amount of 5.125% Notes due November 15, 2041 (the “2041 Notes” and, together with the 2041 Notes, the “Notes”) pursuant to the Registration Statement on Form S-3 (Reg. No. 333-161697) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) and as described in the prospectus dated September 2, 2009 (the “Base Prospectus”) and the prospectus supplement dated November 16, 2011 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”). With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the accuracy of such assumptions or items relied upon.

The Notes will be issued pursuant to and governed by an existing amended and restated indenture dated as of December 1, 1995 (the “Base Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor trustee to Bank One, N.A.) (the “Trustee”) as supplemented by the Eighth Supplemental Indenture dated as of November 23, 2011 between the Company and the Trustee (the “Eighth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or copies, certified or otherwise identified to our satisfaction, of such agreements, instruments, documents and records of the Company (including, without limitation, the Indenture, resolutions of the Board of Directors adopted on September 27, 2011, and Action of Pricing Committee dated November 16, 2011, each as certified by the Secretary of the Company as of the date hereof, and the Company’s amended and restated charter and bylaws, each as certified by the Secretary of the Company as of the date hereof) such certificates of public officials and such other documents, and (iii) received such information from officers and representatives of the Company and others, in each case, as we have deemed necessary or appropriate for the purposes of the opinions hereafter expressed. In all such investigations and examinations, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons executing documents and certificates submitted to us, the authenticity of documents and certificates submitted to us as originals, the conformity with the original documents or certificates of all documents and certificates submitted to us as copies and that any certificate or document upon which we have relied and which was given or dated earlier than the date of this letter continues to remain accurate, insofar as relevant to the opinions contained herein, from such earlier date through and including the date hereof. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assumed the accuracy of

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statements contained in the Indenture and any other documents executed, delivered or entered into in connection with the offering of the Notes and certificates and oral or written statements and other information of or from public officials and officers and representatives of the Company and others and assumed compliance on the part of all parties to the Indenture with their covenants and agreements contained therein. We have also assumed that (a) the Trustee had and continues to have the power and authority to enter into and perform its obligations under the Indenture, and to consummate the transactions contemplated thereby, (b) the Eighth Supplemental Indenture was duly authorized, executed and delivered by, and the Indenture constitutes a legal, valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms, and that the Trustee will comply with all of its obligations under the Indenture, (c) the Company will comply with all applicable laws, (d) the Registration Statement, and any amendments thereto (including any post-effective amendments) filed on or prior to the date hereof, are and remain effective, no stop order suspending the effectiveness of the Registration Statement or preventing its use or the use of any prospectus or prospectus supplement has been or will be issued and no proceedings for that purpose have been or will be instituted or threatened by the SEC, (e) the Indenture has been and will remain qualified under the Trust Indenture Act of 1939, as amended, (f) the Notes were issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Prospectus and have been duly authenticated by the Trustee in the manner provided in the Indenture, and (g) all signatures are genuine.

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1. The Notes have been authorized by all necessary corporate action of the Company and are binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions expressed herein are limited to matters governed by the laws of the States of North Carolina and New York (which opinions are given by lawyers in this firm who are licensed to practice in the State of New York), each as currently in effect, and no opinion is expressed with respect to such laws as subsequently amended, or any other laws, or any effect that such amended or other laws may have on the opinions expressed herein. We disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein. We are opining only as to the matters expressly set forth in numbered paragraph 1 above, and no opinion is implied or may be inferred beyond the matters expressly stated therein. We do not find it necessary for purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the offer and sale of the Notes.

We express no opinion as to:

(i) the legality, validity, binding effect or enforceability of any provision of the Indenture or the Notes:

(A) containing any purported waiver, release, variation, disclaimer, consent or other agreement of similar effect (all of the foregoing, collectively, a “Waiver”) by the Company under any such agreements or instruments to the extent limited by provisions of applicable law (including judicial decisions), or to the extent that such a Waiver applies to a right, claim, duty, defense or ground for

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discharge otherwise existing or occurring as a matter of law (including judicial decisions), except to the extent that such a Waiver is effective under, and is not prohibited by or void or invalid under, provisions of applicable law (including judicial decisions);

(B) related to (I) forum selection or submission to jurisdiction (including, without limitation, any waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum) to the extent that the legality, validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York, or (II) choice of governing law to the extent that the legality, validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York or a federal district court sitting in the State of New York, in each case, applying the choice of law principles of the State of New York;

(C) specifying that provisions thereof may be waived only in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created that modifies any provision of such agreement;

(D) purporting to give any person or entity the power to accelerate obligations without any notice to the obligor; or

(E) which may be construed to be in the nature of a penalty.

The opinions expressed herein are subject to the following:

(i) bankruptcy, insolvency, reorganization, moratorium (or related judicial doctrines) and other laws now or hereafter in effect affecting creditors’ rights and remedies generally;

(ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies), whether such principles are considered in a proceeding in equity or at law;

(iii) the application of any applicable fraudulent conveyance, fraudulent transfer, fraudulent obligation, or preferential transfer law or any law governing the distribution of assets of any person now or hereafter in effect affecting creditors’ rights and remedies generally; and

We hereby consent to the filing of this opinion with the SEC and the incorporation by reference of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not hereby admit that we are “experts” within the meaning of such term as used in the Securities Act or the rules and regulations of the SEC issued thereunder with respect to any part of the Registration Statement and the Prospectus.

Very truly yours,

/s/ Moore & Van Allen PLLC